EXHIBIT 99.1

Arpeggio Acquisition Corporation Completes Merger with Hill International, Inc.

MARLTON, N.J. & NEW YORK--(BUSINESS WIRE)--June 28, 2006--Arpeggio Acquisition Corporation (OTCBB: APGO - News, APGOW - News, APGOU - News; "Arpeggio"), a specified purpose acquisition company, and Hill International, Inc. ("Hill"), the worldwide construction consulting firm, have announced that Arpeggio's stockholders earlier today approved, and the companies have completed, the merger of Hill with and into Arpeggio. At closing, Arpeggio changed its name to "Hill International, Inc."

The company expects that its common stock, warrants and units will cease trading on the Over-The-Counter Bulletin Board and begin to trade on the Nasdaq National Market under the symbols HINT, HINTW and HINTU, respectively, on or about June 29, 2006.

In connection with the merger, the previous stockholders of Hill were issued
14.5 million shares of Arpeggio common stock, 1.74 million of which will be held in escrow to secure Hill's representations and warranties under the merger agreement. The company now has 22.8 million shares and 13.6 million warrants outstanding. The merger also provides for the previous Hill stockholders to receive up to an additional 6.6 million shares of common stock contingent upon the company attaining certain EBIT targets over the next four years. The vast majority of the shares issued in the merger may not be sold or otherwise transferred until December 31, 2007, subject to certain exceptions.

Also approved by the stockholders were: (i) Arpeggio's 2006 Employee Stock Option Plan, which provides for the company to issue options to purchase up to
1.14 million shares of the company's common stock to its executives, directors, employees and other persons; (ii) an amendment to Arpeggio's certificate of incorporation increasing the number of the company's authorized common shares from 30.0 million to 75.0 million; and (iii) an amendment to Arpeggio's certificate of incorporation deleting certain provisions since the company is no longer a specified purpose acquisition company.

Irvin E. Richter, Hill's Chairman and CEO said, "We are looking forward to Hill's future as a publicly-traded company listed on the Nasdaq National Market, and the increased exposure and prestige that we expect will accompany the listing. The stronger balance sheet and increased working capital that we will have as a result of this merger will be deployed to expand our company organically and via strategic acquisitions, and to enhance shareholder value," Richter added.

Eric S. Rosenfeld, former Chairman, President and CEO of Arpeggio, said, "We are very pleased that we were able to consummate a merger with such an impressive company as Hill, and I look forward as a major stockholder and a member of Hill's board of directors to working closely with management to help continue and expand Hill's strong record of growth and profitability."

Hill International, based in Marlton, NJ, has over 900 employees in 25 offices worldwide providing program management, project management, construction management and construction claims services. Engineering News-Record magazine recently ranked Hill as the 17th largest construction management firm in the United States. For more information on Hill, please visit our website at www.hillintl.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Arpeggio, Hill and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Arpeggio's and Hill's managements, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions, weather and natural disasters, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Hill is engaged; fluctuations in client demand; management of rapid growth; intensity of competition from other providers of project management and construction claims services; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Arpeggio's filings with the SEC, including its report on Form 10-QSB for the quarter ended March 31, 2006. The information set forth herein should be read in light of such risks. Neither Arpeggio nor Hill assumes any obligation to update the information contained in this press release.